EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment Number 1 to the Quarterly Report on form 10-Q/A for N8 Concepts Inc. (the "Company")  for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James H. Watson, Jr., President, Treasurer, Secretary, Chairman of the Board of Directors of the Company (its Principal Executive Officer), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 7, 2008	/s/ James H. Watson, Jr.
James H. Watson, Jr. President, Treasurer, Secretary, Chairman of the Board of Directors (Principal Executive Officer)